UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 20, 2015

GEI GLOBAL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-171572	27-3429931
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

4225 Miller Rd, #269

Flint, Michigan 48507

(Address of principal executive offices)

(810) 610-2816

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

1.	1. GEI Global Energy Corp has experienced significant financial liabilities in the last 9-months resulting in ongoing concerns. Management is engaged with debt holders regarding restructuring discussions to ensure viable pathways forward.
2.	As of December 2014, GEI Global Energy Corp and TCA Global Credit Master Fund have been in litigation regarding a July 2014 loan agreement. The July 2104 loan amount was (Net of Escrow Amount) $158,151.76. The company subsequently provided a single April 2015 payment of $62,727.35. Litigation surrounds unexpected fees of $300,000 being charged by TCA. The legal firm of Mombach, Boyle, Hardin & Simmons was engaged to represent GEI Global.
3.	Issued and Outstanding Common: 5,117,012; Free Trading Common 1,135,770.

Item 8.01 Other Events

1.	GEI Global Energy Corp is engaged with JV and acquisition discussions involving GridlineXstreme (GXI)., a private Texas based corporation. Gridline Xstreme provides broadband and networking communications over power lines.
2.	GEI ASIA Limited (Hong Kong) has informed the company of ongoing licensing discussions with three (3) African countries involving the GEI X5 Hybrid Fuel Cell Power System and integrated Solar/Battery storage technologies.
3.	GEI ASIA Limited (Hong Kong) has informed the company that under its licensing agreements that it has initiated discussions regarding the high volume manufacturing of the GEI X5 Hybrid Fuel Cell Power System to leverage the availability of natural gas/bio fuels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEI GLOBAL ENERGY CORP.

Date: August 20, 2015	By:	/s/ K. Joel Berry
	Name:	K. Joel Berry
	Title:	Chief Executive Officer